Exhibit 10.3

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION (this “Agreement”) is dated as of July 21, 2026 (the “Settlement Date”) by and between Algorhythm Holdings, Inc. (the “Company”), a Delaware corporation, and Continuation Capital, Inc. (“CCI”), a Delaware corporation.

BACKGROUND:

WHEREAS, the Company has bona fide outstanding liabilities in the principal amount of not less than $1,928,014; and

WHEREAS, CCI acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), (subject however to the agreement of the Company and compliance with the provisions hereof); and

WHEREAS, CCI and the Company desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the Claim Purchase Agreement(s) and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the Parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $1,928,014 (subject to any applicable discounts pursuant to the annexed Claim Purchase Agreement(s)).

“COMMON STOCK” shall mean the Company’s common stock, $0.01 par value per share.

“COURT” shall mean the Twelfth Judicial Circuit Court of Florida.

“DRS” shall have the meaning specified in Section 3b.

“DTC” shall have the meaning specified in Section 3b.

“DWAC” shall have the meaning specified in Section 3b.

“FAST” shall have the meaning specified in Section 3b.

“PARTY or PARTIES” shall mean CCI and/or the Company.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Markets, the NYSE American or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“SALE PRICE” shall mean the selling price of the Common Stock on the Principal Market on the applicable date.

“SHARE PRICE” shall mean the price determined by (i) selecting the five lowest Sale Prices of the Company’s Common Stock on the Principal Market, excluding the highest and lowest traded prices of those five lowest Sale Prices, and calculating the arithmetic mean of the remaining three (3) Sale Prices during the applicable Valuation Period, and (ii) multiplying the arithmetic mean by 80%; provided, however, that in no event shall the “Share Price” be less than $0.10.

“SHAREHOLDER APPROVAL” shall mean such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market/Nasdaq National Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement, including the issuance of that portion of the shares of Common Stock which would, if issued to CCI by the Company, be in excess of 19.99% of the issued and outstanding Common Stock on the Settlement Date. If Shareholder Approval is not obtained, any remaining unpaid portion of the Claim Amount at the time of such Share Issuance pursuant to this Agreement which could require a Share Issuance in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock as of the Settlement Date may, at the option of either Party, be terminated, and any unpaid portion of the Claim Amount shall be reinstated and revert to the Company (net of any amounts already satisfied).

“TARGET GROSS PROCEEDS” shall mean that amount equal to the Claim Amount divided by 0.80.

“TERMINATION DATE” shall mean the date that the last of the shares of Common Stock required to be issued by the Company to CCI hereunder have been issued to CCI.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRANSFER AGENT” shall mean the then current transfer agent for the Common Stock.

“VALUATION PERIOD” shall mean the five (5) day trading period preceding the date of any Share Request made by CCI pursuant to this agreement.

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2. Fairness Hearing. Upon the execution hereof, the Company and CCI agree, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), to expeditiously submit this Agreement to the Court for a hearing on: (i) the fairness of terms and conditions of this Agreement to CCI within the meaning of Section 3(a)(10) of the Securities Act .

3. Settlement Shares. Upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”), and subject to Shareholder Approval for that portion of Shares of Common Stock which are in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock on Settlement Date, the Company shall issue and deliver to CCI shares of its Common Stock as follows:

a. In settlement of the Claims, the Company shall issue and deliver to CCI shares of Common Stock equal to the Claim Amount divided by the Share Price (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below. Such shares of Common Stock shall be freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “Settlement Shares”). The Initial Issuance may be completed in one or more tranches as determined by CCI in its discretion (each, a “Tranche”). The number of shares of Common Stock issuable in each Tranche shall be equal to that portion of the Claim Amount specified on the Share Request divided by the Share Price specified on the Share Request. For the purposes of this Agreement, “Share Request” means a share request substantially in the form attached hereto as Exhibit B. The Share Price and number of shares issued pursuant to this Section 3(a) shall be proportionately adjusted in the event the Company effectuates a forward or reverse stock split of its shares of Common Stock.

b. No later than the first business day following the date that the Company learns from CCI that the Court has entered the Order, time being of the essence, the Company shall transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to the Company’s stock transfer agent to reserve 5,000,000 shares of the Company’ Common Stock for issuance to CCI pursuant to the terms of this Agreement, such instruction to be substantially in the form annexed hereto as Exhibit C (the “Share Reservation Letter”). In the event the Company effectuates a forward or reverse stock split of the Company’s Common Stock while any obligations are owed to CCI pursuant to this Agreement by Company, then the reserve shares shall be proportionately adjusted. Thereafter, within one business day following receipt of a Share Request from CCI, the Company shall issue and deliver to CCI the applicable number of Settlement Shares as Direct Registration Systems (DRS) shares to CCI’s account with the Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal at Custodian (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the applicable Share Request. The Company shall be fully responsible for all of the Transfer Agent’s costs for each and every issuance of Settlement Shares to CCI. The Company shall provide CCI, upon the request by CCI at any time prior to the Termination Date, with a shareholder report containing the number of issued and outstanding shares of the Company’s Common Stock.

c. Within 10 days of the date that CCI has sold the last of the Settlement Shares, CCI shall provide the Company with: (i) brokerage statements showing the date of sale of each Settlement Share and the gross proceeds received by CCI from the sale of such Settlement Shares; and (ii) a statement that specifies (A) the aggregate gross proceeds received by CCI from the sale of the Settlement Shares (the “Aggregate Gross Proceeds”), and (B) the amount, if any, by which the Target Gross Proceeds exceed the Aggregate Gross Proceeds. In the event the Target Gross Proceeds exceed the Aggregate Gross Proceeds (such amount, the “Shortfall Amount”), then CCI shall provide the Company with a final Share Request for additional shares of Common Stock (the “Additional Settlement Shares”). The number of Additional Settlement Shares shall be equal to the Shortfall Amount specified on the Share Request divided by the Share Price specified on the Share Request. Thereafter, CCI shall not provide the Company with any additional Share Requests and the Company will have no obligation to issuance any additional shares of Common Stock to CCI. In the event the Aggregate Gross Proceeds equal or exceed the Target Gross Proceeds, then CCI will not provide the Company with any additional Share Requests and the Company will have no obligation to issue any additional shares of Common Stock to CCI.

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d. The Parties acknowledge that the number of Settlement Shares along with any Additional Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution which shall be obtained by the Company.

e. Notwithstanding anything to the contrary contained herein, it is the intention of the Parties that the Settlement Shares and any Additional Settlement Shares beneficially owned by CCI at any given time, when aggregated with all other shares of the Company then beneficially owned by CCI, or deemed beneficially owned by CCI, shall not exceed 4.99% of the number of shares of Common Stock issued and outstanding shares on such date as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder. The Company shall not under any circumstances issue that portion of the shares of Common Stock in settlement of the claim which are in excess of 19.99% of the issued and outstanding shares of Common Stock of Company on the Settlement Date or any other date unless and until Shareholder Approval has been obtained.

f. In the event that the number of shares of Common Stock to be issued to CCI pursuant to any Share Request is not a whole number, then the number of shares of Common Stock to be issued to CCI will be round up to the nearest whole number.

4. Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5. Releases. Effective on the date CCI receives all of the Settlement Shares and/or Additional Settlement Shares it is entitled to under the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to Paragraph 15 herein and covenants arising or made hereunder or a breach hereof, each Party hereby releases, acquits and forever discharges the other Party and each, every and all of their respective current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns, of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the Parties may now have or may hereafter have or claim to have against each other with respect to the Claims. The obligations of the Parties under this Agreement shall be deemed concluded upon receipt by CCI of all of the Settlement Shares and Additional Settlement Shares pursuant to the terms and conditions of this Agreement. Nothing contained herein shall be deemed to negate or affect CCI’s right and title to any securities heretofore issued to it by the Company or any subsidiary of the Company.

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6. Representations. The Company hereby represents, warrants and covenants to CCI as follows:

a. On the date immediately preceding the Settlement Date, there were 800,000,000 shares of Common Stock of the Company authorized for issuance, of which 15,425,958 shares of Common Stock were issued and outstanding and 784,574,042 shares of Common Stock were available for issuance.

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend.

d. If at any time it appears reasonably likely that there may be insufficient shares of Common Stock authorized for issuance by the Company or reserved for issuance by the Transfer Agent to fully comply with the Order, the Company shall promptly take such actions as are necessary to increase its authorized shares and/or reserve shares as applicable to ensure its ability to timely comply with the Order, including, in the case of an increase in the number of shares of Common Stock authorized for issuance, seeking the approval of the Company’s board of directors and shareholders.

e. The execution of this Agreement and performance of the Order by the Company and CCI will not (1) conflict with, violate or cause a breach or default under any agreements between the Company and any creditor (or any affiliate thereof) related to the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained (other than the holders of the Claims).

f. Without limitation, the Company hereby waives any provision in any agreement related to the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court.

g. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement.

h. This Agreement shall be subject to all required corporate authorizations by the Company;

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i. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action on the part of the Company and its Board of Directors (including a majority of its independent directors), and, when executed and delivered by the Company to CCI, this Agreement has been duly executed and delivered by the Company.

j. The Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of the Company’s Common Stock or other securities;

k. Except for that certain forbearance agreement, dated May 9, 2026, by and between the Company and SemiCab, Inc., there has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding with the exceptions as contained in the Claim Purchase Agreements.

l. There are no taxes due, payable or withholdable by the Company as a result of settlement of the Claims.

m. SemiCab, Inc. may be deemed to be, and within the past ninety (90) days may be deemed to have been, directly or indirectly, through one or more intermediaries, in control, controlled by, or under common control with, the Company, and may be considered to be an “affiliate” of the Company as such term is defined in Rule 144 promulgated under the Securities Act. To the Company’s knowledge, no other creditor is or may be considered an “affiliate” pursuant to this provision.

n. The Company is operational and is a non-shell company within the meaning of Rule 405 of the Securities Act and applicable regulations pertaining thereto.

o. To the Company’s knowledge, all creditors including but not limited to SemiCab, Inc., will not and have no present intention to utilize any of the proceeds to be received from CCI to directly or indirectly provide any consideration to or invest in any manner in the Company or any affiliate of the Company, including without limitation Ajesh Kapoor, who serves Chief Executive Officer of SemiCab, Inc., and Vivek Sehgal, until, in the case of Messrs. Kapoor and Vivek, such time as Mr. Kapoor is no longer an affiliate of the Company.

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p. To the Company’s knowledge, no portion of the amounts received or to be received under the Claim Purchase Agreement will be paid to, transferred to, remitted to, provided to or used for the personal benefit of any affiliate of SemiCab, Inc., including but not limited to Ajesh Kapoor, who serves as Chief Executive Officer of SemiCab, Inc., or Vivek Sehgal, either directly or indirectly, through compensatory payments, shareholder distributions, share repurchases, or any other form of transaction, transfer or remittance, until, in the case of Messrs. Kapoor and Sehgal, such time as Mr. Kapoor is no longer an affiliate of the Company.

q. The Company has not received any notice (oral or written) from the Securities and Exchange Commission (“SEC”) or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock.

r. To the Company’s knowledge, all creditors including but not limited to SemiCab, Inc., will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company or any affiliate of the Company in exchange for or in consideration of selling the Claims.

s. Each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoice(s) or written contract(s)/promissory note(s) underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to SemiCab, Inc. or any other creditor pursuant to the Claim Purchase Agreements

t. The Company acknowledges that CCI or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current Share Price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares along with Additional Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

u. None of the transactions, agreements or proceedings described above is part of a plan or scheme by the Company to evade the registration requirements of the Securities Act.

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7. Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the Parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8. Conditions Precedent/ Default.

The following events shall constitute an event of default by the Company under this Agreement in the event any such events occur before the Termination Date:

a. The Company shall fail to deliver the Settlement Shares or Additional Settlement Shares to CCI in the form and mode of delivery as required under this Agreement or otherwise fail in any way to fully comply with the provisions thereof;

b. The Company shall fail to comply with the Covenants set forth in Section 14 hereof;

c. Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company;

d. (i) Trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; (ii) trading in the Company’s securities generally on the Principal Market shall have been suspended or limited; (iii) minimum prices shall have been established for Company securities traded on the Principal Market, CCI’s selling broker, or for eligibility for delivery of the Common Stock via DTC or DWAC;

e. Any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through CCI’s broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement;

f. The Common Stock is no longer eligible for book transfer delivery via DWAC;

g. The Company is delinquent or has not made its required Securities and Exchange Commission filings or disclosures in whole or in part when required under the Exchange Act; or

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h. The Sale Price for the Company’s Common Stock drops below $0.20 (which price shall be proportionately adjusted in the event of a forward or reverse stock split of the Company’s Common Stock) or the thirty (30) day average volume of the trading of the Company’s Common Stock drops below 150,000 shares per day (which number shall be proportionately adjusted in the event of a forward or reverse stock split of the Company’s Common Stock); or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of CCI, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within three (3) trading days.

i. In the event that the Company fails to fully comply with the conditions precedent as specified in Sections 8a. through 8i. herein, or the Conditions Precedent set forth in Sections 8a. through 8i. herein are not fully met or satisfied, then the Company shall be deemed in default of this Agreement and the Order and any remaining obligations of CCI, in whole or in part, under this Agreement shall be voidable in the sole discretion of CCI, unless otherwise agreed by written agreement of the Parties. In said event, CCI shall have no further obligation to comply with the terms of this Agreement and can thus opt out of making any remaining payments, in whole or in part, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreement(s). In the event the Company is declared to be in default in whole or in part, the Company shall remain fully obligated to (1) comply with the terms of this Agreement for issuance of shares of stock to CCI for any amount of debt previously purchased and paid for by CCI pursuant to the terms of this Agreement, and (2) issue any Settlement Shares and Additional Settlement Shares required to be issued hereby and any amount of debt subsequently purchased and paid for by CCI.

9. Information. The Company and CCI each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10. Ownership and Authority. The Company and CCI represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

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11. No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of any litigation. This Agreement and each of its provisions and any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the action or the liability of any nature on the part of any of the Parties hereto except to enforce its terms.

12. Binding Nature. This Agreement shall be binding on all Parties executing this Agreement and their respective successors, assigns and heirs.

13. Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each Party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Each party further represents and warrants that it has had corporate legal counsel review and agree to the terms of this Agreement to represent it at any fairness hearing or hearings to approve this Agreement.

14. Covenants.

a. For so long as CCI or any of its affiliates holds any Settlement Shares, but no longer than one hundred eighty (180) days from the date the court enters the Order, neither the Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of the Company, in favor of (1) a reorganization or liquidation under Chapter 11 or 7 of the Bankruptcy Code involving the Company or any of its subsidiaries, (2) a delisting of the Common Stock from the Principal Market, (3) the termination of registration of the Common Stock pursuant to Section 12(g)(4) of the Exchange Act, or (4) the termination of the Transfer Agent. The provisions of this paragraph may not be modified or waived without further order of the Court.

b. Within four business days of the date the Order is issued by the Court, the Company shall cause to be filed a Form 8-K with the SEC disclosing the settlement. The Company shall complete such additional filings as may be or are required by the SEC in respect of the transactions contemplated under this Agreement.

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c. CCI hereby covenants that it has not provided any funds or other consideration to the Company and has no intent to do so. In no event shall any of the funds received from the sale of Settlement Shares or Additional Settlement Shares in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate or related party of the Company, including Ajesh Kapoor and Vivek Sehgal, except as provided within the Claim Purchase Agreements.

d. CCI hereby covenants that it will comply fully with the terms of the Claim Purchase Agreements and the Order. In the event CCI breach the terms of this Agreement, the Claim Purchase Agreement or the Order, the Company may declare CCI in default under this Agreement, in which event this Agreement and/or any remaining obligations of the Company under this Agreement shall be voidable in the sole discretion of the Company, unless otherwise agreed by written agreement of the Parties.

15. Indemnification. The Company covenants and agrees to indemnify, defend and hold CCI and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates (the “Indemnified Parties”) harmless from any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney’s fees), whether brought by an individual or entity or imposed by a court of law or by administrative action of any federal, state or local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with: (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein necessary to make the statements herein not misleading, or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein. The Company will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a formal party to any such proceeding. The obligations of the Company under this Section 15 specifically include, but are not limited to, liability of CCI arising from: (i) payments made by CCI to SemiCab, Inc. or any other creditor, that were fraudulent based upon false instruments provided to CCI by the Company, and for (ii) a determination by a federal governmental body that the Claims were not bona fide claims of the Company within the meaning of Section 3(a)(10) of the Securities Act. Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted solely or in part from the willful misconduct or gross neglect of an Indemnified Party or the violation of any securities laws or regulations by the Indemnified Party. The Company further agrees that it will not, without the prior written consent of CCI, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not CCI or any Indemnified Party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of CCI and each other Indemnified Party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under this Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

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The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with CCI’s agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

16. Legal Effect. The Parties to this Agreement represent that each of them has been advised by counsel as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, and shall supersede all prior written or oral agreements between the Parties with respect to the subject matter hereof.

17. Mutual Drafting. Each Party has participated jointly in the drafting of this Agreement which each Party acknowledges is the result of negotiation between the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

18. Failure or Indulgence Not Waiver. No failure or delay on the part of either Party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges of the Party hereunder. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

19. Waiver of Defense. Each Party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Each Party further waives any defense based on the rule against splitting causes of action. The prevailing Party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each Party shall bear its own attorneys’ fees, expenses and costs.

20. Signatures. This Agreement may be signed in counterparts and this Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each Party when duly executed by all Parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the Party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

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21. Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the Parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Court.

22. Exclusivity. Until the earlier to occur of the Termination Date or the date that is 180 days after the Settlement Date, the Company shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act without the express written consent of CCI.

23. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

24. Arm’s-Length Transaction. The Company and CCI hereby each represent and warrant that they are acting and have acted in an arm’s length capacity in the negotiation of the transactions covered by this Agreement.

25. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission;

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail;

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid; or

(d) delivery by email upon delivery,

in each case, addressed to the other Party thereunto entitled at the following addresses (or at such other addresses as such Party may designate by ten (10) days’ advance written notice similarly given to the other Party hereto):

To the Company:

Algorhythm Holdings, Inc.

6301 NNW 5th Way, Suite 2900

Fort Lauderdale, Florida 33309

To CCI:

Continuation Capital, Inc.

4054 Sawyer Road

Sarasota, FL 34233

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first indicated above.

Algorhythm Holdings, Inc.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO

Continuation Capital, Inc.

By:	/s/ Charles N. Cleland, Jr.
Name:	Charles N. Cleland, Jr.
Title:	President

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